Exhibit 99.1

BIO GREEN MED SOLUTION Reports THIRD quarter financial results and provides business update

KUALA LUMPUR, MALAYSIA, November 13, 2025 – Bio Green Med Solution, Inc. (NASDAQ: BGMS, NASDAQ: BGMSP; “BGMS” or the “Company” (formerly Cyclacel Pharmaceuticals, Inc.)), a diversified company engaged primarily in the provision of fire safety protection and distribution activities, today announced third quarter financial results and provided a business update.

Highlights of the third quarter ended September 30, 2025, or in some cases shortly thereafter, include:

●	In July, the Company implemented a one-for-fifteen reverse stock split effective on July 7, 2025 on which day the Company’s common stock began trading on a split-adjusted basis in an effort to meet the share bid price requirements of The Nasdaq Capital Market.

●	In September, the Company entered into a Warrant Exchange Agreement (the “Exchange Agreement”) with certain accredited investors (the “Holders”) of certain existing warrants (the “Exchanged Warrants”) to purchase an aggregate of 559,395 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Exchanged Warrants were originally issued pursuant to a securities purchase agreement, dated as of June 20, 2025 by and between the Company and each Holder. Pursuant to the Exchange Agreement, the Company agreed to exchange with the Holders, respectively, the Exchanged Warrants for an aggregate of 559,395 shares of Common Stock (the “New Shares”).

●	In September, the Company completed its previously announced share exchange agreement with FITTERS Diversified Berhad, a Malaysian publicly listed company (“Fitters Parent”) and FITTERS Sdn. Bhd., a Malaysia based private limited company and wholly-owned subsidiary of Fitters Parent to effect a voluntary share exchange transaction whereby Fitters Parent exchanged all of its ownership interest in FITTERS Sdn. Bhd. representing 100% of all of the issued and outstanding capital shares of FITTERS Sdn. Bhd, for approximately 19.99% of all of the issued and outstanding shares of common stock of the Company on the closing date of the transaction. Following the closing of the transaction, FITTERS Sdn. Bhd. became a wholly-owned subsidiary of the Company and Datuk Dr. Doris Wong Sing Ee, the Chief Executive Officer and Executive Director of the Company, was appointed as a director of Fitters and all of its subsidiaries;

●	In early October, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Tethra Biosciences Inc., a Delaware corporation (the “Buyer”). Under the terms of the Purchase Agreement, the Company agreed to sell, and the Buyer agreed to purchase, certain assets, including all patent rights of the Company related to Plogosertib, a polo-like kinase 1 (PLK 1) inhibitor for treatment of advanced cancers and hematological malignancies (“Plogo”), for a purchase price of $300,000, plus a further potential Milestone payment (as defined in the Purchase Agreement) of $170,000.

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●	Also in October, the Board of Directors of the Company declared a quarterly cash dividend of $0.15 per share on the Company’s 6% Convertible Exchangeable Preferred Stock, which cash dividend was paid on November 1, 2025, to holders of record as of the close of business on October 20, 2025;

●	In early November, the Company entered into a Warrant Exchange Agreement (the “Exchange Agreement”) with certain accredited investors (the “Holders”) of certain existing warrants (the “Exchanged Warrants”) to purchase an aggregate of 1,402,605 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Exchanged Warrants were originally issued pursuant to a securities purchase agreement, dated as of June 20, 2025 by and between the Company and each Holder. Pursuant to the Exchange Agreement, the Company agreed to exchange with the Holders, respectively, the Exchanged Warrants for an aggregate of 1,402,605 shares of Common Stock (the “New Shares”).

Financial Highlights

As of September 30, 2025, cash and cash equivalents totaled $3.8 million, compared to $3.1 million as of December 31, 2024.

Net cash used in operating activities was $0.4 million for the three months ended September 30, 2025. The Company estimates that its current cash resources will fund planned expenditure into the first quarter of 2026.

Following the acquisition of Fitters Sdn. Bhd. on September 12, 2025, product revenue from sales and distribution of fire safety equipment was $81,000 for the three months ended September 30, 2025.

Cost of sales related to sales and distribution of fire safety equipment was $64,000 for the three months ended September 30, 2025.

Research and development expenses were $0 for the three months ended September 30, 2025, as compared to $1.0 million for the same period in 2024. Expenditure for the transcriptional regulation program ceased as a result of the Company’s UK subsidiary, Cyclacel Limited, being liquidated on January 24, 2025. Research and development expenses relating to plogosertib were paused as we explored an alternative salt, oral formulation with improved bioavailability.

General and administrative expenses decreased by approximately $0.2 million from $1.2 million for the three months ended September 30, 2024 to $1.0 million for the three months ended September 30, 2025, due to lower operating costs of the company under current management.

Total other income, net, for the three months ended September 30, 2025, was broadly flat year on year.

United Kingdom research & development tax credits for the three months ended September 30, 2024, were $0.2 million. There were no research and development tax credits for the three months ended September 30, 2025, following the liquidation of the UK subsidiary and the subsequent loss of eligibility for recoverable tax credits as a result thereof.

Net loss for the three months ended September 30, 2025, was $1.0 million (including stock-based compensation expense of $6,000), compared to $2.0 million (including stock-based compensation expense of $0.1 million) for the same period in 2024.

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About Bio Green Med Solution, Inc.

BGMS is a diversified company that was formerly engaged in the biopharmaceutical industry but as of September 2025 has shifted its operations to focus on provision of fire safety protection and distribution activities. Specifically, on September 12, 2025, the Company completed its acquisition of Fitters Sdn. Bhd., a Malaysia-based group specializing in fire protection products and services. Headquartered in Malaysia, the Company is now focused on advancing opportunities across these distinct sectors whilst maintaining its commitment to driving long-term value creation for shareholders. For additional information, please visit www.bgmsglobal.com.

Forward-looking Statements

Except for historical information, certain matters discussed in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and involve various assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or other comparable words. Actual results, performance or outcomes may differ materially from those expressed or implied by these forward-looking statements and may not align with historical performance and events due to a number of factors, including those discussed in the sections of our annual report on Form 10-K entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” and those discussed in our Form 10-Q quarterly reports filed after such annual report. BGMS’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at https://investor.bgmsglobal.com/sec-filings. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and caution should be exercised against placing undue reliance upon such statements, which are based only on information currently available to us and speak only as of the date hereof. We are under no duty to update publicly any of the forward-looking statements after the date of this earnings press release, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE:

Bio Green Med Solution, Inc.

info@bgmsglobal.com

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CYCLACEL PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (LOSS)

(In $000s, except share and per share amounts)

	Three Months Ended
	September 30,
	2025	2024

Revenues:
Product revenue - fire safety	$81	$-
Clinical trial supply	-	10
Revenues	$81	$10

Operating expenses:
Cost of sales	64	-
Research and development	5	950
General and administrative	1,004	1,237
Total operating expenses	1,073	2,187
Operating loss	(992)	(2,177)
Other income (expense):
Foreign exchange gains (losses)	(14)	2
Interest income	9	8
Other income, net	9	-
Total other income, net	4	10
Loss before taxes	(988)	(2,167)
Income tax benefit	-	210
Net loss	(988)	(1,957)
Dividend on convertible exchangeable preferred shares	(21)	-
Deemed dividend on warrant exchange	(1,494)	-
Net loss applicable to common shareholders	$(2,503)	$(1,957)
Basic and diluted earnings per common share:
Net loss per share – basic and diluted (common shareholders)	$(1.31)	$(43.80)
Weighted average common shares outstanding	1,912,495	44,681

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CYCLACEL PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEET

(In $000s, except share, per share, and liquidation preference amounts)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$3,838	$3,137
Inventory	1,368	-
Accounts receivable	725	-
Prepaid expenses and other current assets	513	537
Total current assets	6,444	3,674

Property and equipment, net Property and equipment, net	129	3
Right-of-use lease asset	15	5
Goodwill	1,570	-
Property and equipment, net Non-current deposits	-	412
Total assets	$8,158	$4,094
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$468	$4,599
Accrued and other current liabilities	534	1,669
Total current liabilities	1,002	6,268
Lease liability	5	-
Other liabilities	55	-
Total liabilities	1,062	6,268

Stockholders’ equity	7,096	(2,174)
Total liabilities and stockholders’ equity	$8,158	$4,094